UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2019

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1802

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 688-1005

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LFAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of LF Capital Acquisition Corp. (the “Company”) was held on December 3, 2019 at 11:30amEST. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1. Holders of the Company’s common stock elected two Class I Directors to serve on the Company’s Board of Directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified. The votes for each of the nominees were as follows:

	For	Withhold		Broker Non-Vote
James Erwin	12,919,207		733,390	2,695,686
KarenWendel	12,919,207		733,390	2,695,686

Proposal 2. Ratification of the selection by the Audit Committee of RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Shareholders ratified the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes regarding this proposal were as follows:

For	Against	Abstained
16,348,283	0	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Philippe De Backer
Name: Philippe De Backer
Title: Chief Executive Officer

Dated: December 6, 2019

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